DHI Group Reports 2025 First Quarter Financial Results

CENTENNIAL, Colorado, May 7, 2025 - Today, DHI Group, Inc. (NYSE: DHX) (“DHI” or the “Company”) announced its financial results for the first quarter ended March 31, 2025.

First Quarter 2025 Financial Highlights(1)

▪Total revenue was $32.3 million, down 10% year over year.
•ClearanceJobs revenue was $13.4 million, up 3% year over year.
•Dice revenue was $18.9 million, down 18% year over year.
▪Total bookings were $42.1 million, down 14% year over year.
•ClearanceJobs bookings were $16.8 million, down 1% year over year.
•Dice bookings were $25.3 million, down 20% year over year.
▪Net loss was $9.4 million, or $0.21 per diluted share, a net income margin of negative 29%, compared to a net loss of $1.5 million, or $0.03 per diluted share, a net income margin of negative 4%, in the year-ago quarter. Net loss was negatively impacted this quarter by a $7.4 million impairment to Dice goodwill and a $2.3 million restructuring charge.
▪Non-GAAP earnings per share was $0.04 per diluted share, compared to $0.05 per diluted share in the prior year quarter.
▪Adjusted EBITDA was $7.0 million, down 19% year over year, and Adjusted EBITDA Margin was 22%, compared to 24% in the year-ago quarter.
•ClearanceJobs Adjusted EBITDA was $5.7 million, or a 43% margin, compared to $5.5 million, and a margin of 42% in the prior year quarter.
•Dice Adjusted EBITDA was $3.4 million, or a 18% margin, compared to $5.0 million, and a margin of 22% in the prior year quarter.
▪Cash flow from operations was $2.2 million, up 8% from $2.1 million in the year-ago quarter while capitalized development costs declined $1.5 million or 42% year over year.
▪Cash was $2.7 million at quarter end compared to $3.2 million in the year ago quarter.
▪Total debt at the end of the quarter was $33.0 million on our $100 million revolver, down from $41.0 million in the year-ago quarter.

(1) See definition of bookings and see "Notes Regarding the Use of Non-GAAP Financial Measures" related to Adjusted EBITDA, Adjusted EBITDA Margin, and Non-GAAP Earnings Per Share, later in this press release.

Commenting on the results, Art Zeile, President and CEO of DHI Group, said:

"We continue to navigate a challenging macroeconomic environment with resilience, and despite a decline in total revenue, we have maintained a strong company-wide Adjusted EBITDA margin, including ClearanceJobs maintaining an Adjusted EBITDA margin above 40%. Encouragingly, we are seeing a slow but steady rise in new tech job postings, signaling that companies across industries are beginning to reinvest in technology initiatives like AI. We expect this renewed focus to drive growing demand for our solutions, which empower organizations to attract, identify, and hire the right technology talent for their needs. Additionally, ClearanceJobs is well positioned to continue the growth it's experienced over many years, particularly with the recently proposed $150 billion boost in current defense funding by the U.S. government. We also believe that ClearanceJobs can deliver additional services in the Govtech space, and we are actively working on them. We remain committed to advancing our industry-leading product offerings, sharpening our go-to-market strategies, and delivering greater value with increased efficiency and profitability."

Commenting on 2025 full-year guidance, Greg Schippers, CFO of DHI Group, commented:

"We continue to expect ClearanceJobs bookings to grow in 2025, however, we do not expect total bookings growth to resume until tech hiring normalizes. As a result, we are reiterating our total revenue guidance of $131 to $135 million for the full year. In the second quarter, we expect revenue of $32 to $33 million. From a profitability perspective, we continue to target an Adjusted EBITDA margin of 24% for the full year. Our focus remains on achieving long-term, sustainable revenue growth, and we are well positioned to drive customer acquisition and revenue growth when tech hiring returns to normal levels."

Conference Call Information

Art Zeile, President and Chief Executive Officer, and Greg Schippers, Chief Financial Officer, will host a conference call today, May 7, 2025, at 5:00 p.m. Eastern Time to discuss the Company’s financial results and recent developments.

The call can be accessed by dialing 844-890-1790 (in the U.S.) or 412-380-7407 (outside the U.S.). Please ask to be placed into the DHI Group, Inc. call. A live webcast of the call will simultaneously be available through the Investor Relations section of the Company’s website, https://www.dhigroupinc.com, and will be available for replay after the call ends until May 14, 2025.

About DHI Group, Inc.

DHI Group, Inc (NYSE: DHX) is a provider of AI-powered career marketplaces that focus on technology roles. DHI’s two brands, ClearanceJobs and Dice, enable recruiters and hiring managers to efficiently search for and connect with highly skilled technology professionals based on the skills requested. The Company’s patented algorithm manages over 100,000 unique technology skills. Additionally, our marketplaces allow tech professionals to find their ideal next career opportunity, with relevant advice and personalized insights. Learn more at www.dhigroupinc.com.

Forward-Looking Statements

This press release and oral statements made from time to time by our representatives contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include, without limitation, information concerning our possible or assumed future financial condition, liquidity and results of operations, including expectations (financial or otherwise), our strategy, plans, objectives, and intentions, growth potential, and statements regarding our 2024 financial outlook. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” "target" or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances.

Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, our ability to execute our tech-focused strategy, a write-off of all or a part of our goodwill and intangible assets may hurt our operating results, our backlog may not accurately represent future revenue, competition from existing and future competitors in the highly competitive markets in which we operate, failure to adapt our business model to keep pace with rapid changes in the recruiting and career services business, failure to maintain and develop our reputation and brand recognition, failure to increase or maintain the number of customers who purchase recruitment packages, failure to attract qualified professionals to our websites or grow the number of qualified professionals who use our websites, failure to successfully identify or integrate acquisitions, misappropriation or misuse of our intellectual property, claims against us for intellectual property infringement or failure to enforce our ownership of intellectual property, failure to attract and retain users who create and post original content on our web properties, taxation risks in various jurisdictions and the potential for unfavorable decisions related to tax assessments, taxation risks impacting our liability or past sales, and ability to make future sales, downturns in our customers' businesses, our ability to borrow funds under our revolving credit facility or refinance our indebtedness, restrictions on our current and future operations under such indebtedness, development and use of artificial intelligence, failure to scale, adapt and maintain our technology and infrastructure, cybersecurity risks, usefulness of our candidate profiles to our customers, decreases in our user engagement, changes in search engines’ methodologies, failure to halt operations of third-party websites aggregating our data, reliance on third-party hosting facilities, our compliance with laws and regulations, U.S. and foreign government regulation of the Internet and taxation, failure to attract or retain key executives and personnel, our ability to navigate the cyclicality or downturns of the U.S. and worldwide economies, litigation related to infringement or other claims regarding our services or content, our ability to defend ownership of our intellectual property, global climate change and the impacts of public health issues, differences between estimates of financial projections and future results; our Section 382 Rights Plan may have an anti-takeover effect, and anti-takeover provisions in our governing documents may make changes to management difficult. These factors and others are discussed in more detail in the Company’s filings with the Securities and Exchange Commission, all of which are available on the Investors page of our website at www.dhigroupinc.com, including the Company’s most recently filed reports on Form 10-K and Form 10-Q and subsequent filings under the headings “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” You should keep in mind that any forward-looking statement made by the Company or its representatives herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect us. We have no obligation to update any forward-looking statements after the date hereof, except as required by applicable federal securities laws.

Investor Contact
Todd Kehrli or Jim Byers
PondelWilkinson, Inc.
212-448-4181
ir@dhigroupinc.com

Media Contact
Rachel Ceccarelli
VP of Engagement
212-448-8288
media@dhigroupinc.com

Notes Regarding the Use of Non-GAAP Financial Measures

The Company has provided certain non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or alternatives to, measures in accordance with generally accepted accounting principles in the United States (“GAAP”) and may be different from similarly titled non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures, such as Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, and non-GAAP Earnings Per Share provides useful information to management and investors regarding certain financial and business trends relating to the Company's financial condition and results of operations. In addition, the Company’s management uses these measures for reviewing the financial results of the Company and for budgeting and planning purposes. Non-GAAP results exclude the impact of items that management believes affect the comparability or underlying business trends in our condensed consolidated financial statements in the periods presented. The non-GAAP measures apply to consolidated results or other measures as shown within this document. The Company has provided required reconciliations to the most comparable GAAP measures elsewhere in the document.

Non-GAAP Earnings Per Share

Non-GAAP Earnings Per Share is a non-GAAP performance measure that management believes is useful to investors and management in understanding our ongoing operations and in the analysis of operating trends. Non-GAAP Earnings Per Share is computed as diluted earnings per share plus or minus the impacts of certain non-cash and other items, including non-cash stock-based compensation, impairments, costs related to reorganizing the Company, including severance and related costs, gains or losses on investments, restructuring charges, and discrete tax items.

Non-GAAP Earnings Per Share is not a measurement of our financial performance under GAAP and should not be considered as an alternative to diluted earnings per share, net income, or any other performance measures derived in accordance with GAAP as a measure of our profitability.
Free Cash Flow

We define free cash flow as net cash provided by operating activities minus fixed asset purchases. We believe free cash flow is an important non-GAAP measure for investors as it provides useful cash flow information regarding our ability to service, incur or pay down indebtedness or repurchase our common stock. Management uses free cash flow as a measure to reflect cash available to service our debt as well as to fund our expenditures. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period since it includes cash used for fixed asset purchases during the period.

Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP measures used by management to measure operating performance. Management uses Adjusted EBITDA and Adjusted EBITDA Margin as performance measures for internal monitoring and planning, including preparation of annual budgets, analyzing investment decisions and evaluating profitability and performance comparisons between us and our competitors. The Company also uses these measures to calculate amounts of performance-based compensation under the senior management incentive bonus program. Adjusted EBITDA represents net income plus (to the extent deducted in calculating such net income) interest expense, income tax expense, depreciation and amortization, and items such as non-cash stock-based compensation, certain write-offs in connection with indebtedness, impairment charges with respect to long-lived assets, expenses incurred in connection with an equity offering or any other offering of securities by the Company, extraordinary or non-recurring non-cash expenses or losses, losses from equity method investments, transaction costs in connection with the credit agreement, deferred revenue written off in connection with acquisition purchase accounting adjustments, write-off of non-cash stock-based compensation expense, severance and retention costs related to dispositions and reorganizations of the Company, impairment of investment and goodwill, restructuring charges and losses related to legal claims and fees that are unusual in nature or infrequent, minus (to the extent included in calculating such net income) non-cash income or gains, including income from equity method investments, interest income, business interruption insurance proceeds, and gains related to legal claims that are unusual in nature or infrequent.
Adjusted EBITDA Margin is computed as Adjusted EBITDA divided by revenue.
We also consider Adjusted EBITDA and Adjusted EBITDA Margin, as defined above, to be important indicators to investors because they provide information related to our ability to provide cash flows to meet future debt service, capital expenditures, working capital requirements, and to fund future growth. We present Adjusted EBITDA and Adjusted EBITDA Margin as supplemental performance measures because we believe that these measures provide our board of directors, management and investors with additional information to measure our performance, provide comparisons from period to period by excluding potential differences caused by variations in capital structures (affecting interest expense) and tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), and to estimate our value.
We understand that although Adjusted EBITDA and Adjusted EBITDA Margin are frequently used by securities analysts, lenders and others in their evaluation of companies, Adjusted EBITDA and Adjusted EBITDA Margin have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our liquidity or results as reported under GAAP. Some limitations are:

•Adjusted EBITDA and Adjusted EBITDA Margin do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;
•Adjusted EBITDA and Adjusted EBITDA Margin do not reflect changes in, or cash requirements for, our working capital needs;
•Adjusted EBITDA and Adjusted EBITDA Margin do not reflect interest expense, or the cash requirements necessary to service interest or principal payments on our debt;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized often will have to be replaced in the future, and Adjusted EBITDA and Adjusted EBITDA Margin do not reflect any cash requirements for such replacements; and
•Other companies in our industry may calculate Adjusted EBITDA and Adjusted EBITDA Margin differently than we do, limiting their usefulness as comparative measures.
To compensate for these limitations, management evaluates our liquidity by considering the economic effect of excluded expense items independently, as well as in connection with its analysis of cash flows from operations and through the use of other financial measures, such as capital expenditure budget variances, investment spending levels and return on capital analysis.
Adjusted EBITDA and Adjusted EBITDA Margin are not measurements of our financial performance under GAAP and should not be considered as an alternative to revenue, operating income, net income, net income margin, cash provided by operating activities, or any other performance measures derived in accordance with GAAP as a measure of our profitability or liquidity.

DHI GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)

	For the three months ended March 31,
	2025	2024

Revenue	$32,301	$36,025

Operating expenses:
Cost of revenue	5,366	4,877
Product development	3,842	4,798
Sales and marketing	11,123	12,698
General and administrative	7,197	7,227
Depreciation	3,984	4,456
Restructuring	2,270	—
Impairment of goodwill	7,400	—
Total operating expenses	41,182	34,056
Operating income (loss)	(8,881)	1,969
Income from equity method investment	64	134
Impairment of investment	—	(400)
Interest expense and other	(660)	(946)
Income (loss) before income taxes	(9,477)	757
Income tax expense (benefit)	(126)	2,269
Net loss	$(9,351)	$(1,512)

Basic loss per share	$(0.21)	$(0.03)
Diluted loss per share	$(0.21)	$(0.03)

Weighted-average basic shares outstanding	45,505	44,210
Weighted-average diluted shares outstanding	45,505	44,210

DHI GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	For the three months ended March 31,
	2025	2024
Cash flows from (used in) operating activities:
Net loss	$(9,351)	$(1,512)
Adjustments to reconcile net income to net cash flows from (used in) operating activities:
Depreciation	3,984	4,456
Deferred income taxes	(214)	980
Amortization of deferred financing costs	36	36
Stock-based compensation	1,092	2,144
Income from equity method investment	(64)	(134)
Impairment of investment	—	400
Impairment of goodwill	7,400	—
Change in accrual for unrecognized tax benefits	32	81
Changes in operating assets and liabilities:
Accounts receivable	(1,299)	(9,535)
Prepaid expenses and other assets	264	1,221
Capitalized contract costs	(353)	(933)
Accounts payable and accrued expenses	(4,342)	(2,032)
Income taxes receivable/payable	(8)	1,285
Deferred revenue	5,210	5,744
Other, net	(139)	(114)
Net cash flows from operating activities	2,248	2,087
Cash flows from (used in) investing activities:
Purchases of fixed assets	(2,160)	(4,442)
Net cash flows used in investing activities	(2,160)	(4,442)
Cash flows from (used in) financing activities:
Payments on long-term debt	(5,000)	(9,000)
Proceeds from long-term debt	6,000	12,000
Payments under stock repurchase plan	(666)	—
Purchase of treasury stock related to vested restricted and performance stock units	(1,469)	(1,611)
Net cash flows from (used in) financing activities	(1,135)	1,389
Net change in cash for the period	(1,047)	(966)
Cash, beginning of period	3,702	4,206
Cash, end of period	$2,655	$3,240

DHI GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

ASSETS	March 31, 2025	December 31, 2024
Current assets
Cash	$2,655	$3,702
Accounts receivable, net	23,419	22,120
Income taxes receivable	246	238
Prepaid and other current assets	3,658	3,593
Total current assets	29,978	29,653
Fixed assets, net	18,442	20,390
Capitalized contract costs	7,819	7,465
Operating lease right-of-use assets	6,220	6,518
Investments	1,858	1,827
Acquired intangible assets	23,800	23,800
Goodwill	120,700	128,100
Other assets	3,252	3,618
Total assets	$212,069	$221,371

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$11,688	$16,154
Deferred revenue	50,124	44,934
Operating lease liabilities	1,674	1,625
Total current liabilities	63,486	62,713
Deferred revenue	542	522
Operating lease liabilities	8,534	8,995
Long-term debt	33,000	32,000
Deferred income taxes	1,155	1,369
Accrual for unrecognized tax benefits	1,092	1,060
Other long-term liabilities	362	387
Total liabilities	108,171	107,046
Total stockholders’ equity	103,898	114,325
Total liabilities and stockholders’ equity	$212,069	$221,371

Supplemental Information and Non-GAAP Reconciliations
On the pages that follow, we have provided certain supplemental information that we believe will assist the reader in assessing our business operations and performance, including certain non-GAAP financial information and required reconciliations to the most directly comparable GAAP measure. A statement of operations and statement of cash flows for the three month periods ended March 31, 2025 and 2024 and balance sheets as of March 31, 2025 and December 31, 2024 are provided elsewhere in this press release.

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA
(Unaudited)
(in thousands, except per share and customer data)

	Revenue
	Q1 2025	Q1 2024	$ Change	% Change
ClearanceJobs	$13,377	$13,005	$372	3%
Dice	18,924	23,020	(4,096)	(18)%
Total Revenue[1]	$32,301	$36,025	$(3,724)	(10)%

Net loss[2]	$(9,351)	$(1,512)	$(7,839)	518%
Net loss margin[3]	(29)%	(4)%	n.m.	n.m.
Diluted loss per share[2]	$(0.21)	$(0.03)	$(0.18)	—%
Non-GAAP earnings per share[4]	$0.04	$0.05	$(0.01)	(20)%
Adjusted EBITDA[4]	$6,981	$8,569	$(1,588)	(19)%
Adjusted EBITDA margin3 4	22%	24%	n.m.	n.m.

(1) We had previously disclosed that career events were recorded within Dice. Career events have been reclassified between ClearanceJobs and Dice based on the nature of the event for all periods presented.
(2) For the three months ended March 31, 2025, net loss and diluted loss per share includes the net negative impact of non-cash stock-based compensation, impairment, severance, professional fees and related costs, and restructuring of $11.8 million ($10.6 million net of tax) and discrete tax items of $0.5 million, resulting in a net negative impact of $11.1 million, or $0.25 per diluted share. For the three months ended March 31, 2024, net loss and diluted loss per share includes the net negative impact of non-cash stock-based compensation and impairment of $2.4 million ($1.9 million net of tax) and discrete tax items of $2.1 million, resulting in a net negative impact of $4.0 million, or $0.08 per diluted share.
(3) Net loss margin and Adjusted EBITDA Margin are calculated by dividing the respective measure by that period's revenue.
(4) See "Notes Regarding the Use of Non-GAAP Financial Measures" elsewhere in this press release.

	Bookings[1]
	Q1 2025	Q1 2024	$ Change	% Change
ClearanceJobs	$16,817	$16,990	$(173)	(1)%
Dice	25,308	31,786	(6,478)	(20)%
Total Bookings[2]	$42,125	$48,776	$(6,651)	(14)%

(1) Bookings represent the value of all contractually committed services in which the contract start date is during the period and will be recognized as revenue within 12 months of the contract start date. For contracts that extend beyond 12 months, the value of those contracts beyond 12 months is recognized as bookings on each annual anniversary of each contract start date valued as the amount of revenue that will be recognized within 12 months of the respective anniversary date.

(2) We had previously disclosed that career events were recorded within Dice. Career events have been reclassified between ClearanceJobs and Dice based on the nature of the event for all periods presented.

	Average Annual Revenue per Recruitment Package Customer[1]
	Q1 2025	Q1 2024	$ Change	% Change
ClearanceJobs	$25,806	$23,050	$2,756	12%
Dice	$16,384	$15,997	$387	2%

(1) Calculated by dividing recruitment package customer revenue by the daily average count of recruitment package customers during each month, adjusted to reflect a 30-day month. The simple average of each month is used to derive the amount for each period and then annualized to reflect 12 months.

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA
(Unaudited)
(in thousands, except per share and customer data)

	Renewal Rates
Renewal Rate on Revenue(1):	Q1 2025	Q1 2024
ClearanceJobs	92%	98%
Dice	70%	82%

Renewal Rate on Count(2):
ClearanceJobs	79%	78%
Dice	69%	74%

(1) Represents the annual contract value renewed for all recruitment package contracts up for renewal in the period.
(2) Represents the total number of recruitment package contracts that renewed relative to the total number of recruitment package contracts up for renewal in the period.

	Retention Rates[1]
	Q1 2025	Q1 2024
ClearanceJobs	106%	115%
Dice	92%	100%

(1) For customers that renewed their annual recruitment packages during the period, the retention rate represents the annual contract value renewed, relative to the previous annual contract value.

	Recruitment Package Customers
	March 31, 2025	March 31, 2024	Change	% Change
ClearanceJobs	1,891	2,032	(141)	(7)%
Dice	4,490	5,250	(760)	(14)%

	Deferred Revenue and Backlog[1]
	March 31, 2025	December 31, 2024	$ Change	% Change	March 31, 2024	$ Change	% Change
Deferred Revenue	$50,666	$45,456	$5,210	11%	$55,716	$(5,050)	(9)%
Contractual commitments not invoiced	57,094	59,294	(2,200)	(4)%	55,020	2,074	4%
Backlog	$107,760	$104,750	$3,010	3%	$110,736	$(2,976)	(3)%

(1) Backlog consists of deferred revenue plus customer contractual commitments not invoiced representing the value of future services to be rendered under committed contracts.

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA
(Unaudited)
(in thousands, except per share and customer data)

	Non-GAAP Earnings Per Share
	Q1 2025	Q1 2024
Reconciliation of Diluted Loss Per Share to non-GAAP Earnings per Share:
Diluted loss per share	$(0.21)	$(0.03)
Non-cash stock-based compensation(1)	0.02	0.05
Non-cash stock-based compensation, tax impact(2)	(0.01)	(0.01)
Impairments(1)	0.16	0.01
Severance, professional fees and related costs(1)	0.02	—
Severance, professional fees and related costs, tax impact(2)	(0.01)	—
Restructuring(1)	0.05	—
Restructuring, tax impact(2)	(0.01)	—
Discrete tax items(3)	0.01	0.05
Other(4)	0.02	(0.02)
Non-GAAP earnings per share	$0.04	$0.05

Weighted average shares outstanding used in computing diluted loss per share	45,505	44,210
Weighted average shares outstanding used in computing non-GAAP earnings per share	46,183	44,835

(1) Non-GAAP adjustment is presented on a gross basis, which excludes the impact of income taxes.
(2) The Company utilized a federal rate plus a net state rate that excluded the impact of share-based compensation awards and other discrete items to calculate its non-GAAP blended statutory income tax rate of 25% for the three months ended March 31, 2025 and 2024. The non-GAAP rate has been applied to compute the tax impact of non-GAAP adjustments.
(3) Discrete tax items resulted from the tax impacts of share-based compensation awards and from state taxes related to research and development expenditures for the three months ended March 31, 2025 and 2024.
(4) Adjusts, as applicable, for the share impact of common stock equivalents, where dilutive, and for the impacts of rounding.

	Free Cash Flow[1]
	Q1 2025	Q1 2024	$ Change	% Change
Reconciliation of Cash provided by operating activities to Free Cash Flow:
Cash provided by operating activities	$2,248	$2,087	$161	8%
Less:
Capitalized development costs[2]	1,968	3,420	(1,452)	(42)%
Other fixed asset purchases	192	1,022	(830)	(81)%
Total fixed asset purchases	2,160	4,442	(2,282)	(51)%
Free Cash Flow	$88	$(2,355)	$2,443	n.m.

(1) See "Notes Regarding the Use of Non-GAAP Financial Measures" elsewhere in this press release.
(2) Capitalized development costs consists of capitalized software costs and website development costs.

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA
(Unaudited)
(in thousands, except per share and customer data)

	Adjusted EBITDA Reconciliations
	Q1 2025	Q1 2024
Reconciliation of Net Loss to Adjusted EBITDA:
Net loss	$(9,351)	$(1,512)
Interest expense	660	946
Income tax expense (benefit)	(126)	2,269
Depreciation	3,984	4,456
Non-cash stock based compensation	1,063	2,144
Income from equity method investment	(64)	(134)
Impairment of investment	—	400
Impairment of goodwill	7,400	—
Severance, professional fees and related costs	1,145	—
Restructuring	2,270	—
Adjusted EBITDA	$6,981	$8,569

Reconciliation of Cash Flows from Operating Activities to Adjusted EBITDA:
Net cash flows from operating activities	$2,248	$2,087
Interest expense	660	946
Amortization of deferred financing costs	(36)	(36)
Income tax expense (benefit)	(126)	2,269
Deferred income taxes	214	(980)
Change in accrual for unrecognized tax benefits	(32)	(81)
Change in accounts receivable	1,299	9,535
Change in deferred revenue	(5,210)	(5,744)
Severance, professional fees and related costs	1,145	—
Restructuring	2,270	—
Changes in working capital and other	4,549	573
Adjusted EBITDA	$6,981	$8,569

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA
(Unaudited)
(in thousands, except per share and customer data)

	For the three months ended March 31, 2025
Reconciliation of Income (loss) before income taxes to Adjusted EBITDA:	ClearanceJobs	Dice	Corporate	Total
Income (loss) before income taxes	$4,520	$(7,939)	$(6,058)	$(9,477)
Interest expense	—	—	660	660
Depreciation	695	3,289	—	3,984
Non-cash stock based compensation	207	457	399	1,063
Income from equity method investment	—	—	(64)	(64)
Impairment of goodwill	—	7,400	—	7,400
Severance, professional fees and related costs	283	221	641	1,145
Restructuring	—	—	2,270	2,270
Adjusted EBITDA	5,705	3,428	(2,152)	6,981

Reconciliation of Adjusted EBITDA Margin:
Revenue	$13,377	$18,924	$—	$32,301

Income (loss) before income taxes	$4,520	$(7,939)	$(6,058)	$(9,477)
Income (loss) before income taxes margin(1)	34%	(42)%	n.m.	(29)%

Adjusted EBITDA	$5,705	$3,428	$(2,152)	$6,981
Adjusted EBITDA margin(1)	43%	18%	n.m.	22%

	For the three months ended March 31, 2024
Reconciliation of Income (loss) before income taxes to Adjusted EBITDA:	ClearanceJobs	Dice	Corporate	Total
Income (loss) before income taxes	$4,409	$452	$(4,104)	$757
Interest expense	—	—	946	946
Depreciation	652	3,804	—	4,456
Non-cash stock based compensation	398	738	1,008	2,144
Income from equity method investment	—	—	(134)	(134)
Impairment of investment	—	—	400	400
Adjusted EBITDA	5,459	4,994	(1,884)	8,569

Reconciliation of Adjusted EBITDA Margin:
Revenue	$13,005	$23,020	$—	$36,025

Income (loss) before income taxes	$4,409	$452	$(4,104)	$757
Income (loss) before income taxes margin(1)	34%	2%	n.m.	2%

Adjusted EBITDA	$5,459	$4,994	$(1,884)	$8,569
Adjusted EBITDA margin(1)	42%	22%	n.m.	24%

(1) Income (Loss) Before Income Taxes Margin and Adjusted EBITDA Margin are calculated by dividing the respective measure by that period's revenue.

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA
(Unaudited)
(in thousands, except per share and customer data)
A reconciliation of Adjusted EBITDA Margin for the three months and year ended March 31, 2025 and 2024 follows (in thousands):

	Three Months Ended March 31,
	2025	2024
Revenue	$32,301	$36,025

Net loss	$(9,351)	$(1,512)
Net loss margin(1)	(29)%	(4)%

Adjusted EBITDA	$6,981	$8,569
Adjusted EBITDA Margin(1)	22%	24%
(1) Net loss margin and Adjusted EBITDA Margin are calculated by dividing the respective measure by that period's revenue.

Guidance
Earlier in this press release, the Company provided guidance for Adjusted EBITDA margin, which is a non-GAAP financial measure. We are unable to reconcile expected Adjusted EBITDA margin to its nearest GAAP measure without unreasonable efforts because we are unable to predict with a reasonable degree of certainty the actual impact of items such as non-cash stock-based compensation, impairments, income tax expense, gains or losses from equity method investments, severance, professional fees and related costs, and restructuring charges. By their very nature, these items are difficult to anticipate with precision because they are generally associated with unexpected and unplanned events that impact our company and its financial results. Therefore, we are unable to provide a reconciliation of this non-GAAP financial measure without unreasonable efforts.